UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective March 31, 2006, Keefe & Keefe, Inc. and Multi-Care International, Inc., each a wholly-owned subsidiary of Rural/Metro Corporation, a Delaware corporation (the “Company”), discontinued medical transportation services provided in the State of New Jersey. The Company’s long-term strategy is to achieve maximum profitability by combining its 911 emergency medical transportation and non-emergency medical transportation business. The decision to cease medical transportation operations in New Jersey was primarily due to the fact that the majority of the New Jersey operations consisted of non-emergency medical transportation services. This market presented a limited opportunity for the Company to obtain 911 emergency medical transportation contracts as these services are primarily provided by hospital-based non-profit services, and by volunteer and municipal fire departments. Effective March 31, 2006, the Company transitioned its non-emergency medical transportation services to various other service providers.

The results of this service area will be included in discontinued operations beginning with filings made for the quarter ended March 31, 2006. The Company anticipates incurring costs related to the closure of its New Jersey operations, including approximately $0.5 million of termination benefits for certain employees and lease termination costs as well as $1.0 million of goodwill impairment charges during the quarter ended March 31, 2006. In addition, the Company anticipates recording additional reserves related to its New Jersey accounts receivable of approximately $2.2 million due to deterioration in collections experience during recent months.

The assets related to this service area, primarily consisting of net accounts receivable and goodwill, totaled $6.3 million, or 2.0% of the total assets of the Company at December 31, 2005. The Company plans to sell certain ambulances utilized by this operation to another service provider and redeploy the remainder of the service area’s useful assets to other operations of the Company. As a result, the Company anticipates recording a nominal gain on the sale of fixed assets during the quarter ended June 30, 2006.

The anticipated charges and gains discussed in the preceding paragraphs are not reflected in the pro-forma consolidated statements of income presented in Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Pro Forma Financial Information.

The required pro forma financial information is included as Exhibit 99.1 to this Report.

(c)	Exhibits.

Exhibit No.	Description

99.1	Pro Forma Financial Statements of Rural/Metro Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: April 6, 2006	By:	/s/ Michael S. Zarriello
Michael S. Zarriello Senior Vice President and Chief Financial Officer

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro Forma Financial Statements of Rural/Metro Corporation